UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Adaptimmune Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

91 Park Drive, Milton Park Abingdon, Oxfordshire OX14 4RY United Kingdom	OX14 4RY
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares each representing six Ordinary Shares	The NASDAQ Stock Market LLC

Ordinary Shares, par value £0.001 per share	The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-203267

Securities to be registered pursuant to Section 12(g) of the Act: None

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1.                                 Description of Registrant’s Securities to be Registered

The description of the securities to be registered hereunder is contained in the sections entitled “Dividends and Dividend Policy,” “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares,” “Ordinary Shares and ADSs Eligible For Future Sale” and “Taxation” of the prospectus included as part of the Registrant’s Registration Statement on Form F-1 (No. 333-203267), as amended, originally filed with the Securities and Exchange Commission on April 6, 2015 under the Securities Act of 1933, and is hereby incorporated by reference in answer to this Item.

Item 2.                                 Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2015
ADAPTIMMUNE THERAPEUTICS PLC

	By:	/s/ James J. Noble
	Name:	James J. Noble
	Title:	Chief Executive Officer

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